As filed with the Securities and Exchange Commission on May 16, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TITAN MACHINERY INC.

(Exact name of registrant as specified in its charter)

Delaware	5080	45-0357838
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4876 Rocking Horse Circle

Fargo, ND 58104-6049

(701) 356-0130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Meyer

Chairman and Chief Executive Officer

Titan Machinery Inc.

4876 Rocking Horse Circle

Fargo, ND 58104-6049

(701) 356-0130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Melodie R. Rose Alexander Rosenstein Fredrikson & Byron, P.A. 200 South Sixth Street Suite 4000 Minneapolis, MN 55402-1425 (612) 492-7000	W. Morgan Burns Jonathan R. Zimmerman Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 (612) 766-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ 333-150478

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common stock, par value $0.00001 per share	$4,789,750	$197

(1)

In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”) the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(2)

The Registrant previously registered an aggregate of $91,810,250 of Common Stock on Registration Statement on Form S-1 (File No. 333-150478), as amended, which was declared effective on May 15, 2008 and for which a filing fee of $3,616 was previously paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND
EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE ACT.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to an increase in the proposed maximum offering price of the common stock, par value $0.00001 per share (“Common Stock”), of Titan Machinery Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of an independent registered public accounting firm.  This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-150478) (the “Original Registration Statement”), initially filed by the Registration on April 28, 2008 and declared effective by the Securities and Exchange Commission on May 15, 2008.  The Registrant is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price for the Common Stock offered to reflect the actual public offering of 4,200,000 shares of the Common Stock, plus an over-allotment option of 630,000 shares, at a price of $20.00 per share for a total maximum offering price of $96,600,000.  Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota on this 16th day of May, 2008.

TITAN MACHINERY INC.

By:	/s/ David J. Meyer
David J. Meyer
Chairman of the Board and Chief Executive
Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Meyer	Chairman of the Board and Chief Executive Officer	May 16, 2008
David J. Meyer	(principal executive officer)

*	President, Chief Financial Officer and Director	May 16, 2008
Peter Christianson	(principal financial and accounting officer)

*	Director	May 16, 2008
Gordon Paul Anderson

*	Director	May 16, 2008
John Bode

*	Director	May 16, 2008
Tony Christianson

*	Director	May 16, 2008
James Irwin

*	Director	May 16, 2008
James Williams

By:	/s/ David J. Meyer
David J. Meyer
Attorney-In-Fact

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TITAN MACHINERY INC.

REGISTRATION STATEMENT ON FORM S-1

EXHIBIT INDEX

No.	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Eide Bailly, LLP
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-150478), initially filed by the Registrant on April 28, 2008 and declared effective by the Securities and Exchange Commission on May 15, 2008.

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